                      FIRST CITIZENS BANCSHARES, INC.
                           First Citizens Place
                      Dyersburg, Tennessee 38025-0370



               NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS



                         WEDNESDAY, APRIL 17, 1996



TO:  Shareholders of First Citizens Bancshares, Inc.
     Dyersburg, Tennessee 38025-0370

     Notice is hereby given that the Annual Meeting of Shareholders of First Citizens Bancshares, Inc. will be held in the Annex of First Citizens National Bank, Dyersburg, Tennessee, on Wednesday, April 17, 1996 at 10:00 A.M. to consider and act upon the following proposals:

     1. The election of six directors for term of three years expiring in 1999.

     2. Approval of Carmichael, Dunn, Creswell, and Sparks, CPA as auditors for the year ending December 31, 1996.

     3.  To transact such other business as may properly come
before            the meeting or any adjournment thereof.

     Shareholders of record at the close of business on February
29, 1996 are entitled to notice of and to vote at the Annual
Shareholders' Meeting.

     Please date, sign and return the enclosed Proxy immediately in the stamped envelope provided. It is important that you sign and return the Proxy, even though you plan to attend the meeting in person. You may revoke the Proxy at any time before the Proxy is exercised by giving written notice to the Company or by advising us at the meeting. If you will need special assistance at the meeting because of a disability, please contact Judy Long, Secretary at
(901) 287-4254.

This 27th day of March, 1996.


                               BY ORDER OF THE BOARD OF DIRECTORS




                               Stallings Lipford
                               Chairman & CEO

                      FIRST CITIZENS BANCSHARES, INC.
                           FIRST CITIZENS PLACE
                       DYERSBURG, TENNESSEE  38024

                              PROXY STATEMENT
                      ANNUAL MEETING OF SHAREHOLDERS
                              APRIL 17, 1996

                               SOLICITATION

     THE PROXY ACCOMPANYING THIS STATEMENT IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CITIZENS BANCSHARES, INC. (the "Company" or "Holding Company") for use at the Annual Meeting of Shareholders to be held April 17, 1996, and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting.

     The expense of preparing, assembling, printing and mailing the Proxy Statement and the materials used in the solicitation of Proxies for the meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through use of the mail, but officers, directors and employees of the Holding Company and its subsidiary, First Citizens National Bank (the "Bank") may solicit Proxies personally or by telephone, without receiving special compensation therefor. Brokers, custodians, and other like parties will be requested to send Proxy material to beneficial owners of stock and will be reimbursed for their reasonable expenses. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed to shareholders on or about March 27, 1996.

     All Proxies in the accompanying form which are properly executed and returned to management will be voted in accordance with directions given therein. Any Proxy delivered pursuant to this solicitation is revocable, at the option of the person executing same, at any time before it is exercised, by written notice delivered to Judy Long, Secretary of First Citizens Bancshares, Inc. Powers of Proxy holders will be suspended if the person executing the Proxy is present at the meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and voting in person at the meeting.

     IF NO INSTRUCTION IS SPECIFIED IN YOUR PROXY WITH RESPECT TO THE ELECTION OF DIRECTORS OR OTHER MATTERS ADDRESSED HEREIN, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE ELECTION OF CARMICHAEL, DUNN, CRESWELL & SPARKS CPAs TO SERVE AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING 12/31/96. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

                             VOTING SECURITIES

     At the close of business December 31, 1995, there were 733,399 shares of Common Capital Stock, par value of $1.00, of First Citizens Bancshares, Inc. outstanding and entitled to vote, as the sole class of voting securities. On any matter submitted to a vote of the shareholders, each holder of the Holding Company's common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Holding Company as of February 29, 1996. Holders of common stock shall possess full voting rights for the election of Directors and for all other purposes. In connection with the election of Directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting prior to the voting for election of Directors, of his or her intention to vote cumulatively. If any shareholder of the company gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for the election of Directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of Directors to be elected.

     These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated at the discretion of the Proxy Holder, in accordance with management's recommendation.

    Tennessee Law does not provide for Dissenters Rights of Appraisal when considering the matters as set forth herein.
Holders of shares of Common Stock will be entitled to receive dividends if and when declared payable by the Board of Directors of First Citizens Bancshares, Inc. Shareholders of the Company are not entitled to preemptive rights to subscribe for or purchase securities. In the event of a liquidation, dissolution or winding up of the affairs of the Holding Company, assets and funds of the corporation shall be distributed, pro rata, among the holders of Common Stock according to their respective shares.

    The following table sets forth the number of shares of common capital stock owned by Directors, Nominees and Officers of First
Citizens Bancshares, Inc. as  of December 31, 1995:

                     Name of             Beneficial Ownership
Percent
Title of Class       Beneficial Owners   Direct  Indirect   of
Class

Common Capital Stock Directors, Nominees 74,799   49,876    17.00%
                     & Executive Officers
                     (21)

                          PRINCIPAL SHAREHOLDERS

    As of this date, persons or entities beneficially owning in excess of 5% of the Common Capital Stock of First Citizens Bancshares, Inc. are set forth in the following table:

                                       Beneficial Ownership  Percent
Title of Class   Name and Address       Direct   Indirect    of Class

Common Capital   Milton Eugene Magee
Stock            421 Lattawoods
                 Dyersburg, TN  38024    15,667   30,726 (1)   6.33%

Common Capital   Elizabeth Magee Taylor
Stock            1789 North Highland
                 Jackson, TN  38301      15,997   39,416 (2)    7.56%

Common Capital   First Citizens National
Stock            Bank Employee Stock
                 Ownership Plan & Trust 160,890                21.94%

(1)  Mr. Magee serves as co-trustee on various trusts with First      Ci
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
                          ELECTION OF DIRECTORS

    The maximum number of directors is fixed by the Company's Charter at twenty-two and may be altered only by an amendment to same. The Board of Directors may, by majority vote, increase the membership of the Board up to the maximum number set out in the Charter and by like vote appoint qualified persons to fill vacancies which might occur between shareholder meetings. The present Board of Directors consists of 18 members with one-third of the terms expiring in 1997, another one-third in 1998 and the remaining one-third in 1999. The following individuals have been nominated by the Board of Directors to serve a term of three years. Once elected, each Director shall serve the stated term or until his/her successor has met the necessary qualifications and has been elected. Should any nominee determine that he/she is unable to serve, the persons named in the accompanying proxy intend to vote for the balance of those named.

    The following information sets forth the name of each nominee, age, principal occupation for the past five years, name and business of the corporation or other organization with which he/she is affiliated, year of initial election to the Board, and beneficial ownership of Common Stock of the Company as of December 31, 1995. This information is also provided for continuing Directors whose terms expire in 1997 and 1998.

   Name and Principal Occupation        Director    Common Stock   Percent of
      for Past Five Years         Age    Since    Beneficially Owned  Class

NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 1999

J. WALTER BRADSHAW                 34     1993         6,251            *
Vice President & Director,
Bradshaw & Co. Insurors,
an independent insurance agency

LARRY W. GIBSON                    49     1995         1,132            *
President, Roberts-Gibson, Inc.,
gasoline jobber company

L.D. PENNINGTON                    67     1989         2,757            *
Chairman of Board, Centex
Forcum-Lannom Inc., a
company of contractors,
engineers and developers.
Served as President & CEO
of Forcum-Lannom Assoc. Inc.
until 1994.

DWIGHT STEVEN WILLIAMS             40     1991           322            *
Business Manager, Johnson
Funeral Home.

KATIE S. WINCHESTER                55     1990         6,216            *
February, 1996 appointed
CEO & President of First
Citizens National Bank
April, 1992 to February, 1996
served as President & Chief
Administrative Officer.
Previous to 1992, Vice President
& Secretary of the Company &
Executive Vice President, Chief
Administrative Officer and
Secretary to First Citizens
National Bank.

BILLY S. YATES                     70      1973        3,682            *
President, General Appliance
and Furniture Company, retail
furniture & appliance outlet.

*Less than one percent

   Name and Principal Occupation        Director    Common Stock   Percent of
      for Past Five Years         Age    Since    Beneficially Owned  Class

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998

WILLIAM C. CLOAR                   59      1991        3,629            *
Vice President of Training and
Employee Development, Dyersburg
Fabrics, Inc., a textile manufact-
uring plant.  Previous to 1995 was
Vice President of Administration.
Served Dyersburg Fabrics as Vice
President of Administration &
Human Resources from 1990 to 1994.

JAMES DANIEL CARPENTER             46      1993           533           *
Partner, Flatt Heating &
Air Conditioning.

RICHARD W. DONNER                  45      1985           621           *
Vice President of Sales,
Dyersburg Fabrics, Inc., a
textile manufacturing plant.

JOHN E. HECKETHORN                 78      1980           854           *
Retired, Heckethorn Manufacturing
Company, defense contractor &
manufacturer of automotive
components.

STALLINGS LIPFORD                  65      1960        18,132          2.50%
Chairman of the Board & CEO of
First Citizens Bancshares, Inc.
Chairman of the Board of First
Citizens National Bank. Served
both the Company and the Bank as
Chairman & CEO until February,
1996.  Mr. Lipford also served
as President of the Company and
Bank until April, 1992.

H.P. TIGRETT, JR.                  84      1969         1,939           *
Retired,
Tigrett & Shibley
Insurance, independent insuror.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1997

EDDIE EUGENE ANDERSON              48      1984         7,244           *
Partner, Anderson Farms.

E.H. LANNOM, JR.                    71     1962         6,833           *
President, Forcum-Lannom, Inc.,
building contractor and building
materials distributor.

MILTON E. MAGEE                     59     1969        46,392          6.33%
Partner, Chic Farms.

MARY F. MCCAULEY                    65     1991           356           *
Professor Emeritus, Dyersburg
State Community College.
Professor of English at DSCC
until her retirement in 1994.


*Less than one percent

   Name and Principal Occupation        Director    Common Stock   Percent of
      for Past Five Years         Age    Since    Beneficially Owned  Class

G.W. SMITHEAL, III                40      1993           794            *
Partner, Smitheal Farms &
Biesel and Smitheal Cattle
Company.

P.H. WHITE, JR.                   64      1978         2,422            *
Partner, P.H. White Farms
& manufacturer & distributor
of livestock insecticide
applicators.

*Less than one percent

                  DESCRIPTION OF THE BOARD AND ITS COMMITTEES

     Each Director of First Citizens Bancshares, Inc. also serves as a Director of First Citizens National Bank. The Board of Bancshares met five times during 1995 and the Board of the Bank held twelve meetings. Director H. P. Tigrett, Jr. was the only incumbent Director attending fewer than 75% of the aggregate of Board and Committee meetings. There are no family relationships between Directors, Officers, or Officers and Directors.
    There were no transactions entered into between First Citizens National Bank or First Citizens Bancshares, Inc., and Directors, Nominees for Directors and/or Executive Officers of either the Bank or Bancshares in which the charges involved exceeded $60,000 unless such transactions were accomplished on the basis of competitive bidding or were considered to be in the ordinary course of business.

    The Holding Company has no specific committees. However, the Holding Company's principal subsidiary, First Citizens National Bank, has various committees that serve the Bank.

    The Executive Committee is appointed by the Board to act on it's behalf when the Board is unable to act as a whole. It is the responsibility of the Executive Committee to review certain loan applications in accordance with Loan Policy; to make recommendations to the Board on issues affecting the operations of the Bank and to counsel management on matters presented for committee consideration. The Executive Committee acts as a nominating committee by considering the performance of incumbent directors and officers and by recommending nominations for re-election. When acting as the compensation committee, the Executive Committee reviews and approves salaries of senior management and recommends to the Board compensation for service on the Board and Board Committees. The Executive Committee also serves as the Investment Committee. The committee meets at such times as meetings are called and is comprised of E. H. Lannom, Jr., Stallings Lipford, Milton E. Magee, L. D. Pennington, P. H. White, Jr., Katie Winchester, and Billy S. Yates. Forty meetings were held in 1995.

    The Audit Committee reviews results of audits performed by the Bank's Internal Auditor and makes a determination as to the adequacy of such audits. Further, this committee determines the need and frequency for external audits, reviews engagement letters to determine the overall effectiveness of proposed audits, and reviews results of any audit upon completion. Based on results of these audits, this committee determines the adequacy of existing internal controls and reports their findings to the full Board. The Audit Committee is comprised of J. Walter Bradshaw, James D. Carpenter, Richard W. Donner, E. H. Lannom, Jr., and Green W. Smitheal, III. Four meetings were held during 1995.

    The Trust Committee is composed of five Directors and two Trust
Officers. It is the responsibility of this committee to work with the Trust Officers and staff to formulate policies and procedures relative to the administering of fiduciary powers; to accept or reject all executorships, trusteeships, and other fiduciary relationships of the bank; and to invest, retain, or dispose of funds that are in the possession of the Trust Department. Directors serving on this committee are William C. Cloar, Larry W. Gibson, L.
D. Pennington, Dwight Steven Williams, and Katie Winchester. Twelve meetings were held during the year.

    The Investment Committee consists of seven members appointed by the Board, and the Bank's Investment Officer. It is the responsibility of this committee to set and monitor investment activity guidelines. Four meetings were held during 1995. The Executive Committee serves as the Investment Committee.

     The Community Reinvestment Act Committee was established within the Community Reinvestment Act Program. It is the responsibility of this Committee to develop, review, and implement ongoing CRA compliance efforts. The CRA Committee consists of five directors, Eddie E. Anderson, James D. Carpenter, John E. Heckethorn, Mary F. McCauley, and Katie Winchester, and a cross section of managers from various departments within the bank. Three meetings were held throughout 1995.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    Director Fees are established by the Board on an annual basis. Fees for 1995 were set at $500.00 per meeting for each Director and advanced on a per meeting attended basis. Additional amounts are paid for service on various committees as follows (annually): Executive/ Investment Committee $7,500.00, Audit Committee $3,600.00, Trust Committee $4,500.00 and CRA Committee $2,000.00. Executive Officers who are also Directors receive no additional compensation for service on a Board Committee.

     The following table discloses individually Executive Officers of the Holding Company and its subsidiaries who received direct annual remuneration in excess of $100,000.00. As the Holding Company pays no salaries, this information relates to all compensation paid by First Citizens National Bank. The following tabulation is for the period ending December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                      Long Term Compensation
                   Annual Compensation              Awards            Payouts

(a)        (b)      (c)       (d)     (e)     (f)        (g)      (h)  (i)
                                     Other   Re-                        All
Name                                 Annual  stricted Securities        Other
and                                  Compen- Stock    Underlying LTIP   Compen-
Principal                            sation  Award(s) Options/  Payouts sation
Position   Year  Salary($)  Bonus($)   ($)     ($)     SARs (#)   ($)    ($)

Stallings  1995  142,027    33,278   15,000   -0-      -0-        -0-    9,137
Lipford              (2)                (3)                                (4)
Chairman   1994  134,976    38,036   15,000   -0-      -0-        -0-    9,137
of Board of          (2)                (3)                                (4)
Directors  1993  128,262    36,225   17,143   -0-      -0-        -0-   69,399
& CEO of             (2)                (3)                                (4)
Bancshares.
Chairman
of Board of
the Bank.
(1)

Katie      1995  115,032    26,250   14,210   -0-      -0-        -0-      968
Winchester           (2)                (3)                                (4)
CAO &
President  1994  108,726    29,249   13,880   -0-      -0-        -0-      914
& Director           (2)                (3)                                (4)
of First
Citizens   1993  100,252    27,562   13,336   -0-      -0-        -0-      867
Bancshares.          (2)                (3)                                (4)
President,
CEO & Director
of the Bank.

                                                      Long Term Compensation
                   Annual Compensation              Awards            Payouts

(a)        (b)      (c)       (d)     (e)     (f)        (g)      (h)  (i)
                                     Other   Re-                        All
Name                                 Annual  stricted Securities        Other
and                                  Compen- Stock    Underlying LTIP   Compen-
Principal                            sation  Award(s) Options/  Payouts sation
Position   Year  Salary($)  Bonus($)   ($)     ($)     SARs (#)   ($)    ($)



Hughes     1995   79,254    31,300   11,288   -0-      -0-        -0-      504
Clardy                                  (3)                                (4)
V. President
of First   1994   76,433    22,394   10,219   -0-      -0-        -0-      462
Citizens                                (3)                                (4)
Bancshares,
Inc. & Sr. 1993   58,525     4,274     -0-    -0-      -0-        -0-      -0-
V. President         (5)
& Sr. Trust
Officer
First Citizens
National Bank

(1)  Katie Winchester was named CEO & President of First Citizens
     National Bank on February 17, 1996. The position of CEO was previously held by Chairman Lipford.

(2) Salaries reported includes Director Fees of $6,000.00 paid to each Executive for service on the Board of Directors.

(3)  Contributions made by the Bank to Employee Stock Ownership Plan.

(4)  Economic Benefit of Life Insurance Policy.

(5)  Salary paid from 4/1/93 (date of employment) to 12/31/93.

                           COMPENSATION PLANS

Incentive Compensation Plan

     An Employee Incentive Compensation Plan was adopted by the Company on December 16, 1992, effective January 1, 1993. Since 1993, the plan has been modified to include plans which reward each employee for individual performance and group plans which reward groups or teams of employees for increased productivity resulting from the combined effort of all employees. The Employee Incentive Plan was last modified and approved by the Board of Directors in July, 1995. The Chairman of the Board, Chief Executive Officer and President participate in a budget based incentive plan that affords them the opportunity to earn an annual bonus equal to 20%, 25%, 30%, or 35% of their base salary equivalent to the Company's return on assets at .85% to 1.00%, 1.00% to 1.15%, l.15% to 1.25% and 1.25% and above respectively. Executive bonuses paid in 1995 were 25% of the Executives' base salary based on a pre-bonus return
on assets of 1.06%.   Other Executive Officers participate in a budget
based incentive plan as well as other plans developed to motivate performance in each officer's specific area of responsibility. Payment of budget based bonuses are realized only if the bank meets it annual budget goal and achieves an ROA of .85% or above. Points are assigned ranging from 170 (met budget projection) to 200 (Exceeded budget projection by 15%) and dollar value per point ranging from $20.00 to $35.00 are allocated when achieving a ROA of .85% to 1.25% or above.
The Loan Administrator incentive plan will qualify the Loan Administrator to an incentive compensation equal to 10% of current year's salary. Incentive goals are based on criticized loans as a percent of average capital less than .35%; annual net loan losses as a percent of average loans less than .45%; average non-performing loans as a percent of average loans less than 1.7%; average OREO as a percent of average capital less than 3.0%; and loan volume increase exceeds
budget.  Each category is assigned a              9

percentage of the total goal of 100% with loan quality counting for 80% of the total. Failure to accomplish 85% of the total objective will result in no incentive being paid. Investment Management and Trust Services Division Manager incentive plan is based on the Division's pre-tax profit at year end. The incentive payment ranges from 10% to 30% of the manager's annual base salary when realizing a pre-tax profit of $50,000 to $300,000 or more. The Chief Financial Officer participates in a budget based incentive plan that awards 10%, 15%, 20% and 25% of annual base salary when achieving ranges of ROA discussed in the CEO and Presidents bonus plan.

Employee Stock Ownership Plan

     Effective December 31, 1984 the Board of Directors of the Bank approved a resolution establishing the First Citizens National Bank Employee Stock Ownership Plan and Trust, designed to invest primarily in Holding Company Stock. Of the eighteen Directors, two are also Executive officers of the Bank Holding Company and plan participants receiving a distribution. Benefits accruing to the accounts of individuals named in the Summary Compensation Table for the plan year ending December 31, 1995 totaled $40,499. The distribution and vesting of the amount allocated is not subject to future events.

    Administration of the Plan is the responsibility of an admini-strative committee as directed by the Board of First Citizens National Bank. Any employee who has completed one (1) year of service (1,000 hours) and who has reached the age of 21 shall be eligible to participate. Distribution of benefits can be made in stock, cash or a combination of both. Benefits are payable as a single distribution or equal annual installments at normal retirement date, coinciding with or following the participant's 65th birthday. An amendment made in 1994 provided for the elimination of the investment diversification option of the plan. This option in the plan stated that for five years after attaining age 55 and completing 10 years of plan participation, ESOP participants would be given an opportunity to either diversify 25% of their ESOP Account Investments or receive distribution of 25% of the
account.  In the sixth year this option applies to 50% of the   account
balance. With the elimination of diversification option, plan participants will only have the option of receiving a distribution that can be transferred directly to an IRA or to an investment account selected and managed by the participant.

    Also included in the Plan are provisions for distribution of benefits to the participant or designated beneficiary upon early retirement, becoming totally and permanently disabled, or upon the death of the participant. Allocations of stock to the account of each participant will be based on the ratio of his/her compensation to all participant's compensation for the plan year. Total contributions to the plan for the year ending December 31, 1995 were approximately
$390,252.00.

Executive Employment Agreements

     Executive Employment Agreements are currently in effect by and between First Citizens National Bank (the "Bank"), First Citizens Bancshares, Inc. (the "Company") and Stallings Lipford, Katie S. Winchester, Ralph E. Henson, H. Hughes Clardy and Jeffrey Agee. The Agreements provide for terms of employment and compensation and benefits in the event of termination by "action of the Company" or "change in control". A "change in control", as defined in the Agreement, is deemed to occur if any person, firm or corporation shall obtain "control" of the Company through the acquisition, directly or indirectly, by any person or group of persons of shares in the Bank or Bancshares, which, when added to any other shares, the beneficial ownership of which is held by such acquirer(s), shall result in ownership by any person(s) of ten percent (10%) of such stock or which would require prior notification under any federal or state banking law or regulation; or the occurrence of any merger, consolidation or reorganization of the Bank to which the Bank or Bancshares is not a surviving entity, or the sale of all or substantially all of the assets of the Bank or Bancshares.

     In the event of the officer's termination caused by "action of the Company" not for cause of a "change in control" or in the event the officer's termination is caused by a "change in control", the officer shall be entitled to receive severance pay within 30 days following the date of termination, an amount equal to two times the compensation paid in the preceding calendar year, or scheduled to be paid to the Executive during the year of the notice of termination, whichever is greater, plus an additional amount sufficient to pay United States income tax on the lump sum amount so paid. Executive officers terminated for failure to satisfactorily perform his/her regular duties will receive no severance pay.

Executive Management Life Insurance Plans

     Executive Management Life Insurance Plans were provided for in Executive Employment Agreements adopted by the Company in April, 1993.
A Collateral Assignment Split Dollar Life Insurance Plan was provided for the President and three other Executive Officers of the Company in which the Company agreed to pay individual life insurance premiums not to exceed $12,500.00 per year. The Company's obligation to pay this premium shall cease upon termination of the Executive's employment. The Executive agreed to repay the Company the full amount of premiums paid by the Company when employment is terminated. Repayment of premiums under any circumstances cannot exceed the cash value of the policy. Premiums paid annually for Collateral Assignment Split Dollar Life Insurance for Executive Officers totaled $12,500.00 for the President
& CEO and range between $5,000.00 and $10,000.00 for other Executive
Officers.

     The Company has provided and paid premium payments on a whole life insurance policy on the life of the Chairman of the Board since December, 1984. As an additional employee benefit, the Company has agreed to continue to pay premiums not to exceed $10,000.00 per year on the existing life insurance policy in the amount of $250,000.00. Ownership of the whole life policy including current cash value was transferred from the Company to the Chairman upon execution of the Employment Agreement.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain of the officers, directors, and principal shareholders of the Holding Company (and their associates) have deposit accounts and other transactions with First Citizens National Bank, including loans in the ordinary course of business. An Associate includes a corporation or other entity of which an officer or director of the Company is an officer, partner, or 10% shareholder; any Trust or Estate of which he is a Trustee, Executor or significant beneficiary; or any relative or spouse or spouse's relative who lives in his home.

    Banking transactions in the ordinary course of business with directors, officers, principal stockholders, and their associates are on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Loans to directors, officers and principal shareholders, and their associates, are made on the same terms and conditions afforded other borrowers with similar credit standing who are not associated with the Bank. These loans do not represent unfavorable features or more than a normal risk of collectability. The largest aggregate amount of debt outstanding both direct and indirect, during the twelve month period ending December 31, 1995 was $4,278,000 as of September 30, 1995. The amount outstanding as of December 31, 1995 was $4,145,000 at an average interest rate of 8.98%. The debt was incurred over a period of time and served to finance business ventures and purchase Real Estate. As of December 31, 1994, $2,535,000 was loaned at an average interest rate of 8.87%. On December 31, 1995, the Holding Company, through its only subsidiary, First Citizens National Bank, had an aggregate net loan total of $189,690,000. Loans to Executive Officers and Directors of the Holding Company comprised 2.30% of this total. No Director or Officer of First Citizens National Bank or First Citizens Bancshares, Inc. is directly indebted to the Holding Company. Changes in holdings of securities by insiders were reported to the Securities and Exchange
commission on a timely basis with exception of one Form 4             11

filing. A stock transaction of 173 shares, acquired on July 6, 1995 by Director Green W. Smitheal, III, was inadvertently overlooked and not reported to the SEC until September 8, 1995. This oversight was the result of a procedural error by the bank and not the fault of Mr. Smitheal. Changes in beneficial ownership of securities must be filed with the SEC on or before the 10th day after the end of the month in which any change occurred.

TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph reflects First Citizens Bancshares' cumulative return (including dividends) as compared to the S & P 500 and the Nasdaq Banking Stocks over a 5-year period beginning December 31, 1990.

                  RELATIONSHIP WITH INDEPENDENT AUDITORS

     The firm of Carmichael & Associates served First Citizens National Bank and First Citizens Bancshares, Inc. as auditors for the year ending December 31, 1995. In July, 1995, the name of the accounting firm changed to Carmichael, Dunn, Creswell, and Sparks, CPAs. The change was the result of a merger of Carmichael & Associates and Dunn, Creswell, and Sparks, and should have no affect to either First Citizens or Bancshares. The Board is proposing that this firm serve as auditors for the current year (1996). They have no direct financial interest or material indirect financial interest in the company. Audit services provided by the auditors for the year ending December 31, 1995 consisted of (but not limited to) examination of the financial statements of both the Bank and Holding Company and reporting on such statements. A representative of Carmichael, Dunn, Creswell, and Sparks, CPAs will be in attendance at the Annual Shareholders Meeting to answer questions and offer comments regarding their audit.


                       PROPOSALS BY SECURITY HOLDERS

     Shareholder proposals intended to be presented in the Proxy materials to be mailed in 1997 other than nominees to be proposed for election to the Board of Directors must be submitted by certified or registered mail to Judy Long, Secretary, First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370, no later than December 1, 1996. Nominees to be proposed for election to the Board of Directors of the Corporation, other than nominations made by the existing Board of Directors, must be delivered in writing to the Secretary of the Corporation and received no later than ninety (90) days prior to the month and day that the proxy materials regarding the last election of Directors to the Board of the Corporation were mailed to Shareholders.



                              OTHER BUSINESS

     The Board of Directors knows of no other business other than that set forth herein to be transacted at the meeting; but, if other matters requiring a vote of shareholders arise, the persons designated as proxies will vote their judgment on such matters. If a shareholder specifies a different choice on the Proxy, his/her shares of Common Stock will be voted in accordance with the specifications so made.

    A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1995, accompanies this report. A copy of the 10-K report to the Securities and Exchange Commission for the year ended December 31, 1995 will be furnished any shareholder requesting such copy free of cost. Requests should be in writing to Judy Long, Secretary, First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Judy Long
                                    Secretary



Dyersburg, TN
March 27, 1996

                      FIRST CITIZENS BANCSHARES, INC.
                           First Citizens Place
                      Dyersburg, Tennessee 38025-0370

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a shareholder of First Citizens Bancshares, Inc., hereby appoints P. H. White, Jr., and G. W. Smitheal, III, and each of them severally, proxies of the undersigned, with full power of substitution, to vote the shares of Capital Stock of First Citizens Bancshares, Inc. standing in the name of the undersigned on February 29, 1996, at the Annual Meeting of Shareholders to be held in the Annex of First Citizens National Bank, on Wednesday, April 17, 1996, at 10:00 A.M., and at all adjournments thereof:

     (1)  Election of Directors

          For all nominees listed below         Withhold Authority to
                                                vote for all nominees
                                                    listed below

INSTRUCTIONS:  YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE
               LISTED BELOW BY LINING THROUGH OR STRIKING OUT SUCH INDIVIDUAL'S NAME

             NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 1999

        J. Walter Bradshaw, Larry W. Gibson, L. D. Pennington, Dwight Steven Williams, Katie S. Winchester, Billy Yates.

     (2) Approval of Carmichael, Dunn, Creswell, and Sparks, CPAs as auditor for the year ending December 31, 1996.

            FOR                AGAINST                ABSTAIN


     (3) To transact other business as may properly come before the meeting or any adjournments thereof

            FOR                AGAINST                ABSTAIN


This proxy confers authority to vote "For" the propositions listed unless "Against" or "Abstain" is indicated. If no direction is given, this proxy will be voted for the election of all nominees named and for approval of Carmichael, Dunn, Creswell, and Sparks, CPAs as auditors for the current year.

Please sign exactly as name appears below.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please sign full title. If more than one trustee, all should sign.

Dated March 27, 1996

                                 Signature



                                 Signature if jointly held



            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                   PROMPTLY USING THE ENCLOSED ENVELOPE

                                SIGNATURES

     I certify that the statements made in this statement are true, complete, and correct to the best of my knowledge and belief.




                                       First Citizens Bancshares, Inc.
                                              (Registrant)





Date:  March 27, 1996                  /s/Stallings Lipford
                                       Stallings Lipford, Chairman